UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 19, 2014

SUMMIT HOTEL PROPERTIES, INC. (Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On June 16, 2014, Summit Hotel Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). There were 78,184,423 shares of common stock of the Company represented in person or by proxy at the meeting, constituting 91.41% of the outstanding shares of common stock on April 16, 2014, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect six directors to the Company’s Board of Directors.

Name	For	Withheld	Broker Non-Votes
Kerry W. Boekelheide	55,483,927	13,546,161	9,154,335
Daniel P. Hansen	67,163,131	1,866,957	9,154,335
Bjorn R. L. Hanson	55,497,238	13,532,850	9,154,335
Thomas S. Storey	67,488,298	1,541,790	9,154,335
Wayne W. Wielgus	55,978,401	13,051,687	9,154,335

All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the 2015 annual meeting of stockholders and until his successor is duly elected and qualifies.

Proposal 2: To ratify the appointment of Ernst & Young LLP.

For	Against	Abstain	Broker Non-Votes
77,546,571	337,169	300,683	N/A

At the Annual Meeting, stockholders ratified the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2014.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
67,325,973	1,206,866	497,249	9,154,335

At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

		By:	/s/ Christopher R. Eng
		Name:	Christopher R. Eng
Dated:	June 19, 2014	Title:	Senior Vice President, General Counsel, Chief
Risk Officer and Secretary